7790-PTF PERFORMANCE TRIGGER WITH FLOOR CREDITING METHOD Thank you for choosing Jackson National Life Insurance Company®, also referred to as "the Company". This crediting method endorsement is made a part of the Contract to which it is attached and is effective on the Issue Date. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. PLEASE NOTE: INTRA-TERM PERFORMANCE LOCK TRANSFERS ARE NOT AVAILABLE WITH THIS CREDITING METHOD. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: "FLOOR. The Floor is an Index Adjustment Factor. The Floor is the maximum negative Index Adjustment that will be credited to the Index Account Option value at the end of the Index Account Option term, expressed as a percentage. The Interim Value uses the Floor declared at the beginning of the Index Account Option term. If the Performance Trigger with Floor Crediting Method is elected, the declared Floor percentage(s) applicable on the Issue Date will be reflected in the transaction confirmation statement sent to You. PERFORMANCE TRIGGER RATE (PTR). The PTR is an Index Adjustment Factor. The PTR is the positive Index Adjustment that will be credited to the Index Account Option at the end of each Index Account Option term if the performance criteria are met, expressed as a percentage. The PTR is declared at the beginning of the Index Account Option term. The Interim Value uses a prorated PTR based on the elapsed portion of the Index Account Option term. If the Performance Trigger with Floor Crediting Method is elected, the declared PTR(s) applicable on the Issue Date will be reflected in the transaction confirmation statement sent to You. PERFORMANCE TRIGGER WITH FLOOR CREDITING METHOD. The Performance Trigger with Floor Crediting Method credits an Index Adjustment to the Index Account Option value at the end of the Index Account Option term based on the following Index performance criteria. When the Index performance is positive or zero, it will result in a positive Interest Adjustment equal to the full Performance Trigger Rate. When the Index performance is negative, it will result in a negative Interest Adjustment equal to the negative Index performance up to a maximum of the Floor percentage." ENDORSEMENT

7790-PTF 2 2) The following language is added to the CONTRACT OPTION PROVISIONS of the Contract. "Index-linked returns do not include the portion of returns generated by the underlying Index that come from dividends. The Index Adjustment Factors used in determining the Index Adjustment are not guaranteed and can be changed by the Company on any Index Account Option Term Anniversary, subject to the guarantees in the Supplemental Contract Data pages. Any such changes can affect the Index Adjustment. The Index Adjustment is determined as follows: Performance Trigger with Floor Index Adjustment = IF Pe– Pb >= 0, THEN = IAOV x PTR, IF Pe– Pb < 0, THEN = IAOV x MAXIMUM [(Pe– Pb) / Pb, -FLOOR] During the Index Account Option term: The Index Account Option value will be equal to the Interim Value. The Index Adjustment to the Interim Value will be calculated according to the preceding formula using the following definitions: Pb = the Index price at the beginning of the Index Account Option term. Pe = the Index price on the date the Interim Value is calculated. IAOV = the greater of the Index Account Option value at the beginning of the Index Account Option term, reduced for any gross partial withdrawals in the same proportion that the Interim Value was reduced on the date of the withdrawal, or zero. PTR = × × the PTR declared at the beginning of the Index Account Option term. FLOOR = the Floor declared at the beginning of the Index Account Option term. The Index Adjustment will be calculated by the Company based on the closing price of the Index on the date the Interim Value is calculated.

7790-PTF 3 Index Account Option Term Anniversary: The Index Adjustment to the Index Account Option value will be calculated according to the preceding formula using the following definitions: Pb = the Index price at the beginning of the Index Account Option term. Pe = the Index price on the Index Account Option Term Anniversary. IAOV = the greater of the Index Account Option value at the beginning of the Index Account Option term, reduced for any gross partial withdrawals in the same proportion that the Interim Value was reduced on the date of the withdrawal, or zero. PTR = the PTR declared at the beginning of the Index Account Option term. FLOOR = the Floor declared at the beginning of the Index Account Option term. The Index Adjustment will be calculated by the Company based on the closing price of the Index for the applicable Index Account Option Term Anniversary." 3) The following language is revised in the CONTRACT OPTION PROVISIONS of the Contract: "Intra-Term Performance Lock. Intra-Term Performance Lock is not available for Index Account Options using the Performance Trigger with Floor Crediting Method." Signed for the Jackson National Life Insurance Company President